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                                                                    EXHIBIT 21.1

              SUBSIDIARIES OF TRANSACT TECHNOLOGIES INCORPORATED*

                         SUBSIDIARY                            STATE OF INCORPORATION     % OWNERSHIP
- -------------------------------------------------------------  ----------------------     -----------
Magnetec Corporation.........................................   Connecticut                   100
Ithaca Peripherals Ltd. .....................................   United Kingdom                100

- ---------------
*After completion of the transactions contemplated by the Plan of Reorganization dated as of June 24, 1996, by and among Transact Technologies Incorporated, Tridex Corporation, Magnetec Corporation and Ithaca Peripherals Incorporated.